         THIS SPONSOR SERVICES AGREEMENT, dated as of November 16, 2004 (this
"AGREEMENT"), amends and restates the amended Monitoring Fee Agreement, dated as of November 4, 2003, among Nalco Company, a Delaware corporation (the
"COMPANY"), Blackstone Management Partners IV L.L.C., a Delaware limited liability company ("BMP"), Apollo Management V, L.P. ("APOLLO") and Goldman,
Sachs & Co. ("GS") (the "ORIGINAL AGREEMENT"), and Nalco Holding Company, a
Delaware corporation and the indirect parent of the Company ("NALCO HOLDING
COMPANY"), hereby agrees to become a party to the Agreement. BMP, Apollo and GS are referred to herein collectively as the "SPONSOR MANAGEMENT ENTITIES".

                                   BACKGROUND

         1. The Investor Groups (as defined in the LLC Agreement) entered into a limited liability company operating agreement, dated as of May 17, 2004, relating to Nalco LLC, the ultimate parent of the Company (the "LLC AGREEMENT").

         2. The Sponsor Management Entities, which are affiliated with Nalco
LLC, have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to the Company and its business.

         3. The Company has availed itself, during the term of the Original
Agreement, of the Sponsor Management Entities' expertise in providing financial and structural analysis, advice with respect to the hiring of senior executives and modifications to the corporate reporting structure, the development of a management equity plan, corporate financing transactions (including a debt offering by the Company's subsidiaries in January 2004), due diligence investigations of potential acquisition targets, corporate strategy, and other advice and negotiation assistance, which the Company believes have been beneficial to it. Nonetheless, the Company and the Sponsor Management Entities
wish to terminate such services to the Company (the "TERMINATED SERVICES") and the Company's preexisting payment obligations of the Company as set forth in this Agreement in consideration of the payment of the fees described below.

         4. Nalco Holding Company and its subsidiaries desire to have the opportunity to avail themselves of the services of the Sponsor Management entities in the future.

         In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

         SECTION 1. APPOINTMENT. Nalco Holding Company hereby engages the
Sponsor Management Entities to provide the services described in Section 2(a)
(the "SERVICES") for the term of this Agreement on the terms and subject to the conditions of this Agreement.

                                                                               2

         SECTION 2. SERVICES. (a) The Sponsor Management Entities agree that during the term of this Agreement, they will provide to Nalco Holding Company, by and through themselves, their affiliates and such respective officers, employees, representatives and third parties as the Sponsor Management Entities in their sole discretion may designate from time to time, such advisory and consulting services in relation to the affairs of Nalco Holding Company and its subsidiaries as Nalco Holding Company may reasonably request, including, without limitation, (i) advice regarding the structure, terms, conditions and other provisions, distribution and timing of debt and equity offerings and advice regarding relationships with Nalco Holding Company's and its subsidiaries'
lenders and bankers, (ii) advice regarding dispositions and/or acquisitions and
(iii) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by Nalco Holding Company;
provided that the responsibilities of any Sponsor Management Entity shall not be substantially disproportionate to the responsibilities of the other Sponsor
Management Entities. Notwithstanding any other provision of this Agreement, the
Sponsor Management Entities shall have no obligation to provide any services to the Company absent agreement among Nalco Holding Company and the Sponsor
Management Entities over the scope of services to be rendered and the payment therefor.

     (b) If Nalco Holding Company or any of its subsidiaries shall determine that it is advisable for Nalco Holding Company or such subsidiary to hire a financial advisor, consultant, investment banker or any similar agent in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, it shall notify the Sponsor
Management Entities of such determination in writing. Promptly thereafter, upon the request of the Sponsor Management Entities, the parties shall negotiate in good faith to agree upon appropriate services, compensation and indemnification for Nalco Holding Company or such subsidiary to hire the Sponsor Management
Entities or their affiliates for such services. Nalco Holding Company and its subsidiaries may not hire any person, other than the Sponsor Management Entities or their affiliates, to perform any such services, unless all of the following conditions have been satisfied: (a) the parties are unable to agree upon the terms of the engagement of the Sponsor Management Entities after 30 days following receipt by the Sponsor Management Entities of such written notice, (b)
such other person has a reputation that is at least equal to the reputation the
Sponsor Management Entities in respect of such services, (c) ten business days shall have elapsed after Nalco Holding Company or such subsidiary provides a written notice to the Sponsor Management Entities of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided, (d) the compensation to be paid is not more than the Sponsor Management Entities were willing to accept in the negotiations described above and (e) the indemnification to be provided is not more favorable to Nalco Holding Company or the applicable subsidiary than the indemnification that the Sponsor Management Entities were willing to accept in the negotiations described above.

         SECTION 3. FEES.

     (a) In payment for and in consideration of the termination of the
Terminated Services provided by the Sponsor Management Entities and the termination of payment obligations pursuant to the Original Agreement, the
Company will pay to the Sponsor Management Entities

                                                                               3

the sum of $35,000,000 which shall be payable in cash on the date hereof. Such fee shall be paid to each respective Sponsor Management Entity pro rata based on the percentage interests in Nalco LLC held by the Investor Group (as defined in the LLC Agreement) that is affiliated with such Sponsor Management Entity
(relative to the interests held by the other Investor Groups) as of the date hereof. All amounts paid by the Company to the Sponsor Management Entities pursuant to this Section 3 shall be made by wire transfer in same-day funds to the respective bank accounts designated by the Sponsor Management Entities, and shall not be refundable under any circumstances.

     (b) In consideration for any Services provided to Nalco Holding Company from and after the Effective Time, Nalco Holding Company shall pay to the
Sponsor Management Entities reasonable compensation for such Services as agreed upon by the parties hereto and approved by a majority of the independent members of the Board of Directors of Nalco Holding Company

         SECTION 4. REIMBURSEMENTS. In addition to the fees payable pursuant to this Agreement, Nalco Holding Company and its subsidiaries will pay directly or reimburse the Sponsor Management Entities and each of their respective affiliates for their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term "OUT-OF-POCKET EXPENSES" means the reasonable out-of-pocket costs and expenses incurred by a Sponsor Management
Entity and their respective affiliates in connection with Services provided under this Agreement (including prior to the Effective Time), including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by such Sponsor Management Entity, Investor Groups or any of their affiliates, (b) costs of any outside services or independent contractors such as couriers, business publications, on-line financial services or similar services, retained or used by such Sponsor Management Entity or any of their respective affiliates and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with their or their affiliates' ordinary operations. All payments or reimbursements for
Out-of-Pocket Expenses will be made by wire transfer in same-day funds to the bank account designated by such Sponsor Management Entity or its relevant affiliate (if such Out-of-Pocket Expenses were incurred by such Sponsor
Management Entity or their respective affiliates) promptly upon or as soon as practicable following request for reimbursement in accordance with this
Agreement, to the account indicated to Nalco Holding Company or the Company by the relevant payee.

         SECTION 5. INDEMNIFICATION. Nalco Holding Company and its subsidiaries will indemnify and hold harmless the Sponsor Management Entities, their affiliates and their respective partners (both general and limited), members
(both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the "LIABILITIES"), related to, arising out of or in connection with (including prior to the
Effective Time) the Services contemplated by this Agreement or the engagement of the Sponsor Management Entities pursuant to, and the performance by the Sponsor
Management Entities of the Services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. Nalco

                                                                               4

Holding Company and its subsidiaries will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Nalco Holding Company and its subsidiaries will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such
Indemnified Party. The attorneys' fees and other expenses of an Indemnified
Party shall be paid by Nalco Holding Company and its subsidiaries as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the
Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

         SECTION 6. ACCURACY OF INFORMATION. Nalco Holding Company and its
subsidiaries shall furnish or cause to be furnished to the Sponsor Management
Entities such information as the Sponsor Management Entities believe reasonably appropriate to their advisory and consulting services hereunder and to comply with Securities and Exchange Commission or other legal requirements relating to the beneficial ownership of equity securities of Nalco LLC (all such information so furnished, the "INFORMATION"). Nalco Holding Company and its subsidiaries recognize and confirm that the Sponsor Management Entities (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the Services contemplated by this
Agreement without having independently verified the same, (b) do not assume responsibility for the accuracy or completeness of the Information and such other information and (c) are entitled to rely upon the Information without independent verification.

         SECTION 7. EFFECTIVE TIME. This Agreement will become effective (the
"EFFECTIVE TIME") as of November 16, 2004.

         SECTION 8. TERM. This Agreement shall continue and remain in effect through and until such time as the Investor Groups and their affiliates then owning direct or indirect beneficial economic interests in Nalco Holding Company own less in the aggregate than 5% of the direct or indirect beneficial economic interest of Nalco Holding Company, or such earlier date as Nalco Holding
Company, the Company and the Sponsor Management Entities may mutually agree upon, except that Section 4 will remain in effect after that with respect to
Out-of-Pocket Expenses that were incurred prior to or within a reasonable period of time after such date but have not been paid to the Sponsor Management
Entities in accordance with Section 4; provided, however, that, with respect to
GS only, the provisions of Section 2(b) shall terminate on the date that is three years after the date hereof. The provisions of Sections 5 and 10 and otherwise as the context requires shall survive the termination of this
Agreement.

         SECTION 9. PERMISSIBLE ACTIVITIES. Subject to applicable law, nothing herein will in any way preclude the Sponsor Management Entities or their affiliates (other than Nalco Holding Company or its subsidiaries and their respective employees) or their respective partners

                                                                               5

(both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by Nalco Holding Company and its subsidiaries.

         SECTION 10. MISCELLANEOUS.

     (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.

     (b) Any notices or other communications required or permitted hereunder will be sufficiently given if delivered personally or sent by facsimile with confirmed receipt, or by overnight courier, addressed as follows or to such other address of which the parties may have given written notice:

                           if to BMP:

                           c/o The Blackstone Group L.P.
                           345 Park Avenue
                           31st Floor
                           New York, New York  10154
                           Attention:  Chinh Chu
                           Facsimile:  (212) 583-3722

                           with a copy (which will not constitute notice) to:

                           Simpson Thacher & Bartlett LLP
                           425 Lexington Avenue
                           New York, New York  10017
                           Attention:  Wilson S. Neely
                           Facsimile:  (212) 455-2502

                                                                               6

                           if to Apollo:

                           Apollo Management V, L.P.
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention: Joshua J. Harris
                           Fax: (212) 515-3288

                           with a copy (which will not constitute notice) to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Daniel A. Neff
                           Fax: (212) 403-2000

                           if to GS:

                           Goldman Sachs & Co.
                           85 Broad Street
                           New York, New York 10004
                           Attention: Sanjeev Mehra
                           Fax: (212) 357-5505

                           with a copy (which will not constitute notice) to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Daniel A. Neff
                           Fax: (212) 403-2000

                           if to the Company:

                           Nalco Company
                           1601 W. Diehl Road
                           Naperville, Illinois 60563
                           Attention: Stephen N. Landsman
                           Fax: (630) 305-2937

                           if to Nalco Holding Company:

                           Nalco Holding Company
                           1601 W. Diehl Road
                           Naperville, Illinois 60563
                           Attention: Stephen N. Landsman

                                                                               7

                           Fax: (630) 305-2937

Unless otherwise specified herein, such notices or other communications will be deemed received (i) on the date delivered, if delivered personally or sent by facsimile with confirmed receipt, and (ii) one business day after being sent by overnight courier.

     (c) This Agreement, the LLC Agreement and the Sponsors Agreement dated May
17, 2004 by and among Nalco LLC and the Sponsor Members named therein, will constitute the entire agreement between the parties with respect to the subject matter hereof, and will supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto, and the Original Agreement is amended and restated hereby.

     (d) This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

     (e) The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors. Subject to the next sentence, no Person other than the parties hereto and their respective successors is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives are intended to be third-party beneficiaries under Section 5 of this Agreement.

     (f) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.

     (g) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Sponsor Services Agreement on the date first written above.

                                           NALCO COMPANY

                                           By: /s/  Stephen N. Landsman
                                               ------------------------------
                                           Name:  Stephen N. Landsman
                                           Title: Vice President, General
                                                  Counsel & Corporate Secretary

                                           NALCO HOLDING COMPANY

                                           By: /s/  Stephen N. Landsman
                                               -------------------------------
                                           Name:  Stephen N. Landsman
                                           Title: Vice President, General
                                                  Counsel & Corporate Secretary

                 [Signature Page to Sponsor Services Agreement]

                                           BLACKSTONE MANAGEMENT PARTNERS IV
                                           L.L.C.

                                           By: /s/ Chinh Chu
                                               ---------------------------------
                                           Name:  Chinh Chu
                                           Title: Member

                 [Signature Page to Sponsor Services Agreement]

                                           APOLLO MANAGEMENT V, L.P.

                                           By: /s/ Joshua J. Harris
                                               ---------------------------------
                                           Name:  Joshua J. Harris
                                           Title: Member

                 [Signature Page to Sponsor Services Agreement]

                                           GOLDMAN, SACHS & CO.

                                           By: /s/ Sanjeev K. Mehra
                                               ---------------------------------
                                           Name:  Sanjeev K. Mehra
                                           Title: Member

                 [Signature Page to Sponsor Services Agreement]